UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2012

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)

(203) 796-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On April 23, 2012, Biodel Inc. (the “Company”) posted to its website a graphical presentation of top-line results from a Phase 1 clinical trial of its product candidates BIOD-123 and BIOD-125 that were first disclosed by the Company in a press release on April 15, 2012. In the presentation, BIOD-123 and BIOD-125 are compared to previous candidate formulations of RHI-based ultra-rapid-acting insulins. A copy of the graphical presentation posted to the Company’s website is attached hereto as Exhibit 99.1

In accordance with General Instruction B.2. of Current Report on Form 8-K, the information in this report, including the exhibit, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01   Financial Statements and Exhibits

99.1    Graphical Presentation of Top-line Results from a Phase 1 Clinical Trial of BIOD-123 and BIOD-125

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 23, 2012

BIODEL INC.

By:   /s/ Paul Bavier

Paul Bavier, General Counsel and Secretary